UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officers)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 16, 2006, The Pantry, Inc. (the “Company”) issued a press release announcing results for the fourth fiscal quarter and the fiscal year ended September 28, 2006. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

In the attached release, the Company’s Chairman and Chief Executive Officer stated the Company’s belief that diluted earnings per share for fiscal 2007 will be between $2.80 and $3.00. This annual guidance assumes, among other things, an increase in comparable store merchandise sales of approximately 3% to 4%, merchandise margin in a range of 37.0% to 37.5%, an increase in comparable store gasoline gallons of approximately 3% to 4% and a gasoline margin of approximately 12.5 cents per gallon. Additionally, the Company believes EBITDA for fiscal 2007 will be in a range between $258.5 million and $266.3 million.

EBITDA is defined by the Company as net income before interest expense and loss on debt extinguishment, income taxes, depreciation and amortization. EBITDA is not a measure of operating performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data. The Company is providing information concerning EBITDA as one measure of its operating performance because it believes investors find this information useful as it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and to service debt. EBITDA as defined by the Company may not be comparable to similarly titled measures reported by other companies because such other companies may not calculate EBITDA in the same manner as the Company.

Any measure that excludes interest expense or loss on extinguishment of debt, depreciation and amortization or income taxes, has material limitations because the Company has borrowed money in order to finance its operations and its acquisitions of new stores, the Company uses its capital assets in its business and the payment of income taxes is a necessary element of its operations.

The Pantry, Inc.

Reconciliation of Non-GAAP Guidance

(In thousands)

	Fiscal Year 2007 Guidance Range
EBITDA	$258,500	$266,300
Interest expense and loss on debt extinguishment	(62,350)	(62,350)
Depreciation and amortization expense	(88,000)	(88,000)
Provision for income taxes	(43,200)	(46,400)

Net income	$64,950	$69,550

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated November 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary

Date: November 16, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated November 16, 2006